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                                                                    Exhibit 10.1


                     SECOND AMENDMENT TO OPERATING AGREEMENT
                                       OF
                                BPP RETAIL, LLC,
                      a Delaware limited liability company

         THIS SECOND AMENDMENT TO OPERATING AGREEMENT ("Second Amendment") is dated as of December 15, 1999, by and between STATE OF CALIFORNIA PUBLIC EMPLOYEES' RETIREMENT SYSTEM, a unit of the State and Consumer Services Agency of the State of California ("CalPERS"), with offices at 400 P Street, Sacramento, California 95814, and BURNHAM PACIFIC EMPLOYEES LLC, a Delaware limited liability company ("BPE" or the "Manager"), with offices at 110 West A Street, Suite 900, San Diego, California 92101.

                                    RECITALS:

         A. BPP Retail, LLC, a Delaware limited liability company (the "Company"), was formed by the filing of a Certificate of Formation with the Secretary of State of the State of Delaware on September 15, 1998. The management and operation of the Company is governed by the terms of that certain Operating Agreement dated August 31, 1998, by and between CalPERS, as a member of the Company, and Burnham Pacific Operating Partnership, L.P., a Delaware limited partnership ("BPOP"), the predecessor to BPE as a member and as the Manager of the Company (the "Original Agreement"), as amended by that certain First Amendment dated as of June 1, 1999 to the Original Agreement ( the "First Amendment," and the Original Agreement, as amended by the First Amendment, the "Amended Agreement").

         B. CalPERS and the Manager now wish to further amend the Amended Agreement, and, in connection therewith, to enter into certain other transactions with the Company.

         NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and the mutual covenants herein contained, the parties hereto agree as follows:

         1. DEFINED TERMS. Capitalized terms used herein and not defined shall have the same meaning as ascribed thereto in the Amended Agreement. As used in this Second Amendment:

         "BELL GARDENS PROPERTY" means that certain real property located at 6811 Eastern Avenue in Bell Gardens, California and legally described on EXHIBIT A to this Second Amendment.

         "CALPERS CONTRIBUTION" means a Capital Contribution by CalPERS in cash in an amount equal to the then-current Capital Account of the Manager, MINUS the sum of (a) the agreed fair market value of the Bell Gardens Property (less 11.23% of the difference between the fair market value of the Bell Gardens Property and the


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credit the Manager received to its Capital Account at the time such property was contributed to the Companyand (b) $250,000. The CalPERS Contribution shall initially be made in the estimated amount of $29,236,484 (based upon a $10,200,000 estimated valuation of the Bell Gardens Property). This amount shall be subject to an adjustment, if necessary, to be made promptly upon completion of an independent third-party valuation of the Bell Gardens Property. This adjustment will be made by means of either an additional capital contribution by CalPERS to the Company for immediate distribution to the Manager, or a contribution of capital by the Manager to the Company followed by an immediate distribution thereof to CalPERS, as the case may be.

         "EXISTING SECTION" refers to a section of the Amended Agreement.

         "MANAGER DISTRIBUTIONS" is defined in Section 2(b).

         "NON-CONTROLLED SUBSIDIARY" means a corporation, all of the capital stock of which is owned by BPPI and its executive officers or directors, provided that at least 95% of the economic interest attributable to such corporation's capital stock is held by BPPI.

         2.   CERTAIN TRANSACTIONS.

         (a) CALPERS CAPITAL CONTRIBUTION. On or prior to December 20, 1999, CalPERS shall make the CalPERS Contribution to the Company. The amount of the Capital Contributions made by BPOP and BPE to the Company shall be verified by CalPERS and the Manager prior to the CalPERS Contribution.

         (b) DISTRIBUTIONS TO THE MANAGER. Immediately after receipt of the CalPERS' Contribution, the Company shall (a) make a cash Distribution to the Manager in the amount of the CalPERS Contribution, and (b) make a Distribution in kind to the Manager of the Bell Gardens Property. Title to such property is currently held by BPOP as nominee on behalf of the Company, and the Manager hereby requests that the Distribution of the Bell Gardens Property be effected by means of a mutually acceptable written instrument. (The foregoing cash and in-kind Distributions are herein referred to as the "Manager Distributions.") The Manager Distribution will be reported on the tax returns of the Company in the manner set forth on EXHIBIT B to this Second Amendment.

Immediately upon completion of the Manager Distributions: (i) the Manager shall have a Percentage Interest of 1% and a Capital Account of $250,000, and (ii) CalPERS shall have a Percentage Interest of 99% and a Capital Account of $360,826,852 (subject to final verification by the accounting departments of CalPERS and the Manager).

         (c) CONDITIONS TO CALPERS CONTRIBUTION AND MANAGER DISTRIBUTIONS. The CalPERS Contribution and the Manager Distributions shall be subject to the satisfaction by the Manager of the following conditions:


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              (i)  REPRESENTATIONS AND WARRANTIES. The Manager shall, by means of a certificate of an Officer of BPPI (in its capacity as the general partner of the manager of the Manager) make the following representations and warranties to CalPERS:

         (A) The Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to carry on its business as now conducted.

         (B) All of the Membership Interests of the Company have been validly issued in accordance with applicable law and the Amended Agreement, and are held of record by CalPERS or BPE. The Manager's Membership Interest is free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest (other than security interests granted to secure the indebtedness identified on EXHIBIT C to this Second Amendment, which security interests shall be released concurrently with the Manager Distributions) and the partial liquidation of such interest as a result of the Manager Distribution is not in violation of (x) any preemptive right, co-sale right, right of first refusal or similar right, or (y) any agreement to which the Manager is a party.

         (C) The Manager has obtained all necessary corporate approvals and authorizations for the transactions contemplated by this Second Amendment and all third party consents and approvals that may be required in order to consummate the transactions contemplated herein.

              (ii) THIRD PARTY CONSENTS. The Manager shall have obtained all necessary corporate approvals and authorizations for the transactions contemplated by this Second Amendment and all third party consents and approvals that may be required in order to consummate the transactions contemplated herein, in form and content satisfactory to CalPERS.

         3. AMENDMENTS TO THE AMENDED AGREEMENT. The following amendments to the Amended Agreement shall become effective without further action by either Member immediately from and after the occurrence of the Manager Distributions:

         (a) Notwithstanding any provision of the Amended Agreement to the contrary, the Manager shall not be entitled to any Incentive Distribution and no Incentive Distribution shall be paid or payable. Accordingly, neither the Incentive Distribution nor any other amount or factor that would be determined or calculated solely for purposes of determining the Incentive Distribution (including without limitation the following: "Applicable NCREIF Index," "Applicable Percentage," "Cash Inflows," "Cash Outflows," "Future Value of each Prior

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Incentive Distribution," "Leverage Premium," "NCREIF Adjustment," "NCREIF
Adjusted Tentative Incentive Distribution," "NCREIF Benchmark," "Nominal Return Benchmark," "Project-Type Premium," "Real Internal Rate of Return," "Tentative Incentive Distribution," "Threshold Amount," "Total Return," "Unleveraged Incentive Portfolio Return," and "Unrealized Projects") shall be determined or calculated.

         (b) Notwithstanding any provision to the Amended Agreement to the contrary, (including without limitation, the provisions of Existing Section 3.2 and existing Section 3.12 (which is set forth in the First Amendment), and the provisions of Section 3 of the First Amendment), the Manager shall have no obligation to make any further Capital Contribution and shall be deemed to have made all Capital Contributions required to be made by it.

         (c)  The defined term "Additional Capital Contributions" in Existing
Section 1.1 is amended in its entirety to read as follows:

              "ADDITIONAL CAPITAL CONTRIBUTIONS" means contributions of cash to the capital of the Company which may be required from time to time to be made by CalPERS as provided in Section 3.2 hereof."

         (d) The final sentence of the defined terms "Approved by the Members" and "Approved by CalPERS" in Existing Section 1.1 is deleted in its entirety.

         (e) The defined term "Budget" in Existing Section 1.1 is amended in its entirety to read as follows:

              ""BUDGET" means a statement setting forth the estimated receipts and expenditures (capital, operating and other) of the Company for the period covered by such statement prepared in accordance with a format Approved by CalPERS. A separate budget shall be prepared individually for each Project and for the portfolio of Projects on a consolidated basis."

         (f)  The second sentence of the defined term "Distribution" in Existing
Section 1.1 is deleted in its entirety.

         (g) The final sentence of the defined term "Fair Market Value" in Existing Section 1.1 is deleted in its entirety.

         (h) The defined term "Financing" in Existing Section 1.1 is amended in its entirety to read as follows:

              ""FINANCING" means any secured or unsecured financing or borrowing or assumption of debt, including any refinancing of existing debt, by the Company."


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         (i)  The defined term "Percentage Interest" in Existing Section 1.1 is amended in its entirety to read as follows:

              ""PERCENTAGE INTEREST" shall mean 1% in the case of BPOP, and 99% in the case of CalPERS."

         (j) The defined term "Preferred Return" in Existing Section 1.1 is deleted in its entirety.

         (k) The defined term "Program Guidelines" in Existing Section 1.1 is amended in its entirety to read as follows:

              ""PROGRAM GUIDELINES" means the agreed-upon parameters within which the Manager shall seek to acquire, develop and sell one or more Projects on behalf of the Company, subject to the requirement to obtain CalPERS' Consent, as may be amended from time-to-time by CalPERS after consultation with and Notification to BPOP; provided that any such amendment shall not affect any transaction to be entered into by the Company for which the Company has made a binding commitment to undertake or has executed a binding letter of intent or similar document. The initial Program Guidelines are attached hereto as EXHIBIT B."

         (l) The fifth paragraph of subsection (b) of Existing Section 3.1 is amended by the addition of the following sentence at the end thereof:

              "Notwithstanding the foregoing provisions of this paragraph, none of the Manager, BPOP nor any of their respective affiliates shall have any obligation or liability to the Company with respect to any of the Manager's Projects after the first anniversary of the date of the date of the Second Amendment to this Agreement, other than for any claim made by the Company under this Agreement prior to such anniversary."

         (m) The first sentence of subsection (a) of Existing Section 3.2 is amended in its entirety to read as follows:

              "To the extent the Company has insufficient capital from operations, the Manager may call for Additional Capital Contributions by written Notification to the Members from time to time for any purpose permitted under this Agreement, including, without limitation, operating deficits and the acquisition, development or redevelopment of new Projects by the Company ("NEW PROJECTS") or for emergency needs."

         (n) Existing Section 3.3 is amended in its entirety to read as follows:


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              "SECTION 3.3. PERCENTAGE INTERESTS. The Percentage Interest of
         CalPERS shall be equal to 99%, and the Percentage Interest of BPOP shall be equal to 1%."

         (o) Subsection (e) of Existing Section 3.4 is amended in its entirety to read as follows:

              "ALLOCATION OF INCOME. After giving effect to the Special Allocations set forth in SECTION 3.5, and except as provided in SECTION 3.6, Income of the Company for any period shall be allocated among the Members as follows:

                   (i) To the Members, in proportion to the Loss previously allocated to one Member as to the aggregate Loss previously allocated to both Members up to the amount of Loss previously allocated to such Member reduced by allocations of Income under this SECTION 3.4 (e)(i); and

                   (ii) To the Members, in proportion to their respective Percentage Interests."

         (p) Subsection (f) of Existing Section 3.4 is amended in its entirety to read as follows:

              "ALLOCATION OF LOSS. After giving effect to the Special Allocations set forth in SECTION 3.5, and except as provided in
         SECTION 3.6, Loss of the Company for any period shall be allocated to the Members in proportion to their respective Percentage Interests.

              Notwithstanding the above, Loss from a Capital Transaction with respect to a sale of a Project shall be allocated first to Manager to the extent of Manager's Unreturned Capital Contributions after reflecting any distributions of Unreturned Capital Contributions resulting from such sale under SECTION 3.9(c), second to CalPERS to the extent of CalPERS' Unreturned Capital Contributions after reflecting any distributions of Unreturned Capital Contributions resulting from such sale under SECTION 3.9(c) and third to the Members in proportion to their respective Percentage Interests. Furthermore, Loss from a Capital Transaction upon the Liquidation of the Company shall be allocated first to Manager to the extent of Manager's Unreturned Capital Contributions after reflecting any distributions of Unreturned Capital Contributions resulting from such Liquidation pursuant to
         SECTION 3.9(c), second to CalPERS to the extent of CalPERS' Unreturned Capital Contributions after reflecting any distributions of Unreturned Capital Contributions resulting from such Liquidation pursuant to SECTIONS 3.9(c), and

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         third to the Members in proportion to their respective Percentage
         Interests. Notwithstanding the above, Losses of the Company shall not be allocated to the Manager to the extent that such allocation would cause the Manager's Capital Account to become negative, but shall instead be allocated to CalPERS."

         (q) Existing Section 3.9 is amended in its entirety to read as follows:

              "SECTION 3.9. DISTRIBUTIONS.

                   (a) The Manager shall determine each month whether cash or property is available for Distribution to the Members.

                   (b) Cash or other property of the Company available for Distribution upon the dissolution or liquidation of the Company (including cash received upon the sale or other disposition of assets in anticipation of liquidation) shall be distributed as provided in accordance with the provisions of SECTION 6.2 or SECTION 6.3, as applicable.

                   (c) The Company shall make Distributions of Cash Available for Distribution monthly and Distributions of Extraordinary Cash Flow (including, without limitation, any proceeds from the sale of a Project) within 30 days of the event resulting in such Extraordinary Cash Flow.

                   (d) Distributions of Cash Available for Distribution shall be made to the Members in proportion to their respective Percentage Interests on the date of the Distribution.

                   (e) Distributions of Extraordinary Cash Flow shall be made to the Members in the following order:

                         (i) To CalPERS, until CalPERS has been distributed an amount equal to its Unreturned Capital Contributions in excess of $24,750,000; and

                         (ii)  To the Members, in proportion to their
         respective Percentage Interests.

                   (f) If upon Liquidation of the Company CalPERS has not received cumulative Distributions from the inception of the Company in an amount equal to CalPERS' Unreturned Capital Contributions, then CalPERS shall receive a priority Distribution (after any Distributions of Extraordinary Cash Flow have been made under SECTION 3.9(e)(i) above) to the extent of its Unreturned

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         Capital Contributions before any Distributions are made under SECTIONS
         3.9(e)(ii).

                         If the Manager determines that the Company has excess capital which can be returned to the Members ("EXCESS CAPITAL"), the Company may from time to time make Distributions of such Excess Capital in such amounts and at such times as may be determined by the Manager in the priority set out in SECTION 3.9(e) for Distributions of Extraordinary Cash Flow. After any such Distribution of Excess Capital is made, the Capital Account and Unreturned Capital Contributions of each Member shall be reduced by the amount of the Distribution received by each such Member."

         (r)  Existing Section 3.10 is deleted in its entirety.

         (s) Subsection (a) of Existing Section 3.12 (which is set forth in the First Amendment) is amended by changing the amount of the "Additional Capital Contribution Obligation" of (i) BPOP to "None" and (ii) CalPERS to "$180,000,000".

         (t) The first sentence of subsection (b) of Existing Section 3.12 (which is set forth in the First Amendment) is deleted in its entirety.

         (u) Clause (i) of subsection (n) of Existing Section 3.12 (which is set forth in the First Amendment) is amended in its entirety to read as follows:

              "(i) as to BPOP and BPE, there shall be no obligation to provide financial information;"

         (v) Clause (i) of subsection (a) of Existing Section 4.1 is amended in its entirety to read as follows:

              "(i) cause the Company to acquire, manage and sell Projects and arrange Financings, in accordance with the Investment Objectives and Policies, the Program Guidelines, the Annual Investment Plan and this Agreement."

         (w) Clause (xi) of subsection (a) of Existing Section 4.1 is deleted in its entirety and the clause next following it is renumbered as clause (xi).

         (x) Clause (ii) of subsection (d) of Existing Section 4.1 is amended in its entirety to read as follows:

              "(ii) If the Manager desires to present a Project investment proposal for CalPERS consideration, then the Manager shall prepare and package an investment proposal, in a format consistent with agreed specifications, for presentation to CalPERS

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         for review and for the approval of CalPERS. CalPERS will use its best efforts to respond to such proposal within 10 business days after submission (however, if the matter requires CalPERS Investment Committee approval, then the matter may require 30 days for CalPERS' approval)."

         (y)  The first sentence of clause (iii) of subsection (d) of Existing
Section 4.1 is amended in its entirety to read as follows:

              "Select, underwrite, negotiate and coordinate closing and funding of investment opportunities in New Projects consistent with the terms approved by CalPERS."

         (z) Clause (iv) of subsection (d) of Existing Section 4.1 is amended in its entirety to read as follows:

              "(iv) Provide various asset management services for the Projects with discretion (subject to Section 4.6 and in accordance with the Annual Investment Plan) to execute leasing decisions, capital expenditure programs and selection of property management and leasing agents. The Manager shall assist CalPERS Staff in developing and executing efficient monitoring processes for the Company's Projects consistent with the to-be-developed CalPERS Annual CORE Monitoring Policy."

         (aa) Clause (vi) of subsection (d) of Existing Section 4.1 is amended in its entirety to read as follows:

              "(vi) Periodically review and monitor the Projects to determine sales opportunities and timing of such sales for properties within the portfolio. Once a Project has been determined by the Manager to be a sales candidate, the Manager shall prepare and package a sale proposal, in a format consistent with agreed specifications, for presentation to CalPERS for review and for the approval of CalPERS. CalPERS will use its best efforts to respond to such proposal within 10 business days after submission (however, if the matter requires CalPERS Investment Committee approval, then the matter may require 30 days for CalPERS' approval). If such sale proposal is Approved by CalPERS, then the Manager shall have responsibility to market and sell the designated Project based upon the terms approved by CalPERS. The listing broker, if a non-Affiliate of the Manager, must be included in a list of brokerage companies Approved by CalPERS. As further provided in SECTION 4.10, but subject to the limitations in Section 4.10, the Manager may be required to market and sell a Project at any time at the sole discretion and determination of CalPERS."


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         (bb) Clauses (i), (ii) and (iii) of subsection (e) of Existing Section
4.1 are amended in their entirety to read as follows:

              "(i) causing the Company to obtain any Financing, or any increase in or extension of such Financing, including the approval of the documents evidencing any such Financing (it being understood that CalPERS will use its best efforts to determine whether or not to give such approval within five business days in the case of any proposed loan assumptions or seller financings in connection with the acquisitions of New Projects), or selecting the lender or lenders providing such Financing;

              (ii) causing the acquisition of any Project or the sale, exchange or other voluntary transfer of one or more Projects;

              (iii) commencing any new construction or capital improvement on a Project with respect to an uninsured loss costing in excess of $50,000 not otherwise contained in the Budget;"

         (cc) Clause (x) of subsection (e) of Existing Section 4.1 is amended in its entirety to read as follows:

              "(x) instituting any legal action involving a claim in excess of $50,000 (excluding unlawful detainer actions or rent collection cases); settling any legal action which involves an uninsured expense in excess of $50,000 or confessing a judgment against the Company;"

         (dd) The first sentence of Existing Section 4.6 is amended in its entirety to read as follows:

              "Each year in conjunction with the preparation of the strategic plan, the Manager shall prepare and submit a Budget to be Approved by CalPERS, and CalPERS will use its best efforts to give its approval within 10 business days after such Budget is submitted."

         (ee) Subsection (c) of Existing Section 4.7 is amended in its entirety to read as follows:

              "(c) If CalPERS elects to remove the Manager as the result of a For Cause Removal Event, the Manager's management authority shall be immediately suspended at the discretion of CalPERS. If CalPERS elects to remove the Manager as the result of a Without Cause Removal Event, the Manager's management authority shall cease on the effective date of the termination. In either case, at CalPERS' election to be made within 45 days, the Company shall either (i) be dissolved and the assets of the


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         Company shall be distributed in kind to CalPERS in accordance with the procedures described in SECTION 6.3, or (ii) CalPERS may elect to continue the Company and to elect a successor Manager in accordance with Section 6.1(b). If the Manager is removed due to a For Cause Removal Event, any actual damages caused by the Manager may be deducted or offset against amounts distributable to the Manager. The Manager shall be paid all accrued fees payable to it on the effective date of the Manager's termination;"

         (ff) Subsection (c) of Existing Section 5.1 is amended by deleting clause (ii) of the second sentence thereof.

         (gg) Existing Section 5.2 is amended in its entirety to read as follows:

              "SECTION 5.2 This Section intentionally left blank."

         (hh) Subsection (b) of Existing Section 6.1 is amended in its entirety to read as follows:

              "(b) Notwithstanding the occurrence of an event specified in
         SECTION 6.1(a)(i) by or against BPOP, the Company shall not be dissolved and its business and affairs shall not be discontinued, and the Company shall remain in existence as a limited liability company under the Act, if CalPERS elects within 180 days after such occurrence to continue the Company and the Company business and elects a successor Manager, if necessary; provided, however, that if CalPERS so elects, it shall pay (or cause the Company to pay) to the Manager not later than 15 days after the date of such election an amount in cash equal to the amount of the Manager's Capital Account on the date of such election."

         (ii) Clause (ii) of subsection (b) of Existing Section 6.2 is amended in its entirety to read as follows:

              "(ii) To the Members in accordance with the priorities set forth in SECTION 3.9(c) with respect to the distribution of Extraordinary Cash Flow."

         (jj) Existing Section 6.3 is amended in its entirety to read as follows:

              "SECTION 6.3. DISTRIBUTION IN KIND. Upon the dissolution of the Company or if a Member's Membership Interest is to be liquidated for whatever reason under this Agreement, and provided that a distribution in cash has been made to the Manager in the amount provided in
         SECTION 6.2(b)(ii), the Liquidator shall, if CalPERS so elects, distribute to CalPERS in kind all or any portion of the assets of the Company designated by CalPERS."

         (kk) Existing Section 7.15 is deleted in its entirety.

         (ll) Existing Section 7.20 is deleted in its entirety.

         (mm) Existing Sections 10.1-10.6 are deleted in their entirety.

         (nn) The second numbered paragraph (entitled "Asset Management Fee") of Exhibit H (entitled "Fees to Manager or Affiliates") to the Original Agreement is amended in its entirety to read as follows:

              "2. ASSET MANAGEMENT FEE. The Asset Management Fee shall be an amount equal to (i) .40% of the first $500 million, (ii) .30% of the next $500 million, and (iii) .20% of the amount in excess of $1 billion of the aggregate Fair Market Value of the Company's Projects over the preceding Fiscal Quarter. (For example, if such aggregate Fair Market Value were $1.1 billion, then the Asset Management Fee would be $3.7 million.) The Asset Management Fee shall be payable in arrears in quarterly installments within 30 days after the end of the preceding Fiscal Quarter. Notwithstanding the foregoing, the Asset Management Fee payable to the Manager (or its designee) shall be reduced to the extent that (i) Distributions (other than Distributions of Extraordinary Cash Flow ) actually paid to the Manager based upon its Percentage Interest with respect to periods after the date of the Manager Distributions exceed (ii) the amount of such Distribution that would have been paid based upon the Manager's proportionate interest in the total invested capital in the Company. (For example, if the Manager (or its designee) receives Distributions (other than Distributions of Extraordinary Cash
         Flow) of $100,000 during the year (based on its 1% Percentage Interest), but it would have only received such Distributions in an amount of $10,000 if such Distributions were made in accordance with relative invested capital balances among the Members during such year, then the Company shall receive a credit against the Asset Management Fees payable to the Manager (or its designee) in the amount of $90,000.)"

         (oo) Section 16 of the First Amendment is deleted in its entirety.

              4. SUBSTITUTION OF MANAGER. Pursuant to 5.1(a) of the Original Agreement, CalPERS hereby agrees that BPE may at any time on or prior to December 31, 1999, withdraw as a Member and as the Manager of the Company, provided that BPOP is substituted as to BPE's interest as a Member and BPE's position as the Manager pursuant to an Assignment of Membership Interest (the "Assignment") that is substantially the same form as that which was entered into by BPE on June 1, 1999. In the event that BPE effects the Assignment, CalPERS hereby waives the 180-day notice requirement contained in Section 5.1(a) of the Original Agreement and elects under Section 6.1(b) of the


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         original Agreement to continue the Company. After the Assignment becomes effective, all references to BPE in the Amended Agreement and in this Second Amendment shall be deemed to refer to BPOP. The Assignment shall provide that BPE shall be released from its obligations under the Agreement (other than any liabilities accruing from its acts prior to the effective date of the Assignment), including from its duties to act as the Manager of the Company; provided, that BPOP shall assume such obligations (including any obligations of BPE outstanding at the time of such assumption). BPOP shall remain wholly subject to the Transfer prohibition in Section 8.1 of the Original Agreement. BPOP shall pay or reimburse the Company for any out-of-pocket costs incurred in connection with the Assignment.

              5. ASSIGNMENT OF MANAGEMENT RESPONSIBILITIES AND FEES. CalPERS hereby agrees that, at any time after the amendments in Section 3 have become effective, the Manager may assign all or any portion of the responsibilities for which the Manager is entitled to receive the fees provided for in EXHIBIT H to the Original Agreement to a Non-Controlled Subsidiary, together with the right to receive such fees with respect to the performance of the assigned responsibilities; provided, that the Manager shall remain responsible for any non-performance by the Non-Controlled Subsidiary of such assigned responsibilities.

              6. REAFFIRMATION. CalPERS hereby reaffirms, as of the date hereof and taking into account the provisions of this Second Amendment, each of CalPERS' representations acknowledgements made in Sections 2.3 and 8 of the First Amendment, and represents and warrants that the performance by it of its obligations under the Amended Agreement, as Amended by this Second Amendment, will not violate any applicable constituent document, policy or guideline of CalPERS, or any statute, rule or regulation applicable to CalPERS.

              7. CONFLICTS. In the event of any conflicts or discrepancies between this Second Amendment and the Amended Agreement, the provisions of this Second Amendment shall control. In all other respects not specifically modified by this Second Amendment, the Amended Agreement shall remain unmodified and in full force and effect. The First Amendment and this Second Amendment are the sole amendments or modifications to the Amended Agreement.

              8. RATIFICATION OF AGREEMENT. In all other respects, the Amended Agreement is hereby ratified and confirmed.

         IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first written above.

MANAGER:

BURNHAM PACIFIC EMPLOYEES LLC,
a Delaware limited liability company

By: BURNHAM PACIFIC OPERATING PARTNERSHIP, L.P.
    a Delaware limited partnership, its manager

    By: BURNHAM PACIFIC PROPERTIES, INC.,
    a Maryland corporation, its general partner

    By: /s/ Scott C. Verges
       ----------------------------------------
    Its: Secretary
        ---------------------------------------

MEMBERS:

STATE OF CALIFORNIA PUBLIC EMPLOYEES' RETIREMENT SYSTEM, an agency of the State of California

By:   /s/ Guy Jacquier
   ---------------------------------------------
Its: Senior Real Estate Investment Officer
    --------------------------------------------

AND:

BURNHAM PACIFIC EMPLOYEES LLC,
a Delaware limited liability company

By: BURNHAM PACIFIC OPERATING PARTNERSHIP, L.P.
    a Delaware limited partnership, its manager

    By: BURNHAM PACIFIC PROPERTIES, INC.,
    a Maryland corporation, its general partner

    By: /s/ Scott C. Verges
       ----------------------------------------
    Its: Secretary
        ---------------------------------------

                                    EXHIBIT A

Bell Gardens Shopping Center, Bell Gardens, California

Parcels 1 thru 15 inclusive of parcel map No. 20044, in the city of Bell Gardens, county of Los Angeles, state of California, as recorded in Book 244 pages 18 through 23 inclusive of parcel maps, in the office of the county recorder of said county.

Except therefrom all oil, gases, minerals and hydrocarbon substances in and under said land as reserved in various deeds of record one of them being registered on June 14, 1945 as document No. 10090-N of Torrens.

Also except therefrom any and all oil, gases, minerals and hydrocarbons rights previously reserved in deeds.

                                    EXHIBIT B

                              TAX REPORTING METHOD

CalPERS and the Manager acknowledge and agree that $12,794,671 of the Manager Distributions constitute and shall be reported as a reimbursement to the Manager of pre-contribution capital expenditures within the meaning of Treasury Regulations Section 1.707-4(d)(2)(ii) with respect to Greenway Town Center property and the Young's Bay property. The remainder of the Manager Distributions constitute and shall be reported as partnership distributions described in Section 731 of the Code, except to the extent otherwise required under the Code as determined by the Manager.

                                    EXHIBIT C

                                  INDEBTEDNESS

Indebtedness in the aggregate principal amount of $202,800,000, evidenced by that certain Loan Agreement dated as of November 19, 1999, by and among Burnham Pacific Operating Partnership, L.P. and certain of its affiliates, as borrowers, and CMF Capital Company, LLC, as administrative agent for certain lenders, secured by, among other things, certain rights of the borrowers to distributions and proceeds from the Company.